UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Long Term Incentive Plan

On March 15, 2017, the Compensation and Management Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of American International Group, Inc. (“AIG”) adopted the AIG Long Term Incentive Plan (the “LTI Plan”). The LTI Plan, which will be administered by the Committee, replaces the 2013 AIG Long Term Incentive Plan (the “Prior Plan”) for future awards. Consistent with the Prior Plan, the LTI Plan is intended to provide selected officers and key employees of AIG with incentives to contribute to the long-term performance of AIG in a manner that appropriately balances risk and rewards. The LTI Plan provides for grants of performance share units that are earned based on achievement of performance criteria during a three-year performance period and restricted stock units that are earned based on continued employment throughout the three-year performance period, unless the Committee determines a different period is appropriate for some or all participants. Earned performance share units may range from 0 to 200 percent of a participant’s target award based on achievement of the applicable performance metrics during the performance period. Participants may also receive dividend equivalent rights in the form of additional performance share units or restricted stock units, which will accrue commencing with the first dividend record date of AIG common stock following the grant date of the award and only be paid upon vesting. Earned awards under the LTI Plan will vest as specified in the applicable award agreement and be settled in shares of AIG common stock (or, at the election of AIG, cash equal to the fair market value thereof).

Awards and payments under the LTI Plan are subject to forfeiture and repayment to the extent provided in the AIG Clawback Policy, or any other such AIG clawback policy as in effect from time to time. All awards under the LTI Plan will be granted under, and will be subject to the terms and conditions of, the AIG 2013 Omnibus Incentive Plan, as amended from time to time, or any successor plan as approved by AIG’s shareholders. Copies of the LTI Plan and form of AIG Long Term Incentive Award Agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 5.02 by reference. The foregoing summary is qualified in its entirety by reference thereto.

March 15, 2017 Compensation Determinations

On March 15, 2017, the Committee determined that 2016 short-term incentive awards for members of AIG’s Executive Leadership Team (other than to Peter D. Hancock, President and Chief Executive Officer) were earned at 40% of each member’s individual target amount.

On March 15, 2017, the Committee also made regular 2017 grants under the LTI Plan to each member of AIG’s Executive Leadership Team (other than to Mr. Hancock). Grants were 70% in the form of performance share units and 30% in the form of restricted stock units, with both types of units vesting and being distributed at the end of the relevant three-year performance period and with performance share units continuing to be based on AIG’s relative total shareholder return and using relative option adjusted spread as a gating metric. For our continuing named executive officers, Mr. Sid Sankaran, Chief Financial Officer, and Mr. Kevin Hogan, Executive Vice President – Consumer, grants were based on previously disclosed long-term incentive targets. The Committee also made one-time grants of restricted stock units under the LTI Plan to each member of AIG’s Executive Leadership Team (other than Mr. Hancock) designed to provide for continuity during this time of transition, including 93,414 restricted stock units to Mr. Sankaran, 108,983 restricted stock units to Mr. Doug Dachille, Executive Vice President and Chief Investment Officer, 101,198 restricted stock units to Mr. Hogan and 97,306 to Mr. Robert Schimek, Executive Vice President – Commercial.

The restricted stock units vest on the second anniversary of the grant date subject to the participant’s continued employment through such date (or earlier involuntary termination without cause).

Chief Executive Officer Arrangements

On March 17, 2017, upon the Committee’s recommendation, the Board approved a letter agreement between AIG and Mr. Hancock, in connection with Mr. Hancock’s previously announced transition. The letter agreement provides that Mr. Hancock will continue to serve as Chief Executive Officer and director until a successor has been named or, if earlier, December 31, 2017 (the “Transition Period”). Upon his termination, Mr. Hancock will receive benefits consistent with a termination without cause under the AIG 2012 Executive Severance Plan as described in AIG’s 2016 Proxy Statement under the caption “Potential Payments on Termination.” In consideration of his service during the Transition Period, Mr. Hancock will be eligible to receive a cash payment of $5,000,000 for service through the Transition Period. He will also continue to receive his normal 2017 compensation. A copy of the letter agreement is attached as Exhibit 10.3 and is incorporated into this Item 5.02 by reference. The foregoing summary regarding the letter agreement is qualified in its entirety by reference thereto.

On March 17, 2017, upon the Committee’s recommendation and after discussion with Mr. Hancock, the Board determined that Mr. Hancock would not earn a 2016 short-term incentive award and approved a 2017 grant under the LTI Plan to Mr. Hancock based on his previously disclosed long-term target, 50% in the form of performance share units and 50% in the form of restricted stock units and having the same terms as those made to other members of AIG’s Executive Leadership Team.

Voluntary Information

AIG notes that this Item includes voluntary information, and AIG is not undertaking any obligation to update such information.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	American International Group, Inc. Long Term Incentive Plan

Exhibit 10.2	Form of AIG Long Term Incentive Award Agreement

Exhibit 10.3	Letter Agreement between American International Group, Inc. and Peter D. Hancock, dated March 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: March 17, 2017	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	American International Group, Inc. Long Term Incentive Plan

Exhibit 10.2	Form of AIG Long Term Incentive Award Agreement

Exhibit 10.3	Letter Agreement between American International Group, Inc. and Peter D. Hancock, dated March 17, 2017